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                                                                    EXHIBIT 4.17

                             JACKSON PRODUCTS, INC.

             SECOND AMENDMENT TO MANAGEMENT SUBSCRIPTION AGREEMENT


     THIS SECOND AMENDMENT TO MANAGEMENT SUBSCRIPTION AGREEMENT (this "Amendment"), dated as of December 1, 1996, is made by and among Jackson Products, Inc., a Delaware corporation (together with its successors and assigns, and its subsidiaries, the "Company"), Robert H. Elkin, Christopher T. Paule, Allan A. Huning, Ronald C. Boeger, John L. Bortle, Michael C. Taylor, Robert J. Mills, John M. Pappas, Darold G. Oltjenbruns, Robert J. Sandner, Mark
A. Kolmer and John L. Garavaglia (the "Stockholders"). Capitalized terms used herein, but not otherwise defined herein, shall have the meaning given such terms in the Management Subscription Agreement, dated August 16, 1995, as amended March 1, 1996, by and among the Company and the persons and entities whose names are set forth at the end of such agreement (as amended, the "Management Subscription Agreement").

     WHEREAS, the Company and the Stockholders, other than John L. Garavaglia, have entered into the Management Subscription Agreement; and

     WHEREAS, the Company desires to amend the Management Subscription Agreement
(i) to accept a subscription for shares of Class C Common Stock by John L. Garavaglia, pursuant to the provisions of the Management Subscription Agreement, as amended by this Second Amendment and (ii) to reflect the repurchase as of June 30, 1996, by the Company of all of the shares of Class C Common Stock owned by Wayne C. Bircher, the cancellation as of June 30, 1996, of the Option held by Wayne C. Bircher to purchase shares of Class C Common Stock.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.  The definition of "Executive Management Group" set forth in Section 10
                            --------------------------
is amended and revised to read in its entirety as follows:
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     "Executive Management Group" shall mean the management signatories to this
      --------------------------
Agreement (including execution of a counterpart to this Agreement), other than those management signatories whose shares or other subscription agreement presented by the Company to an officer or managerial employee of the Company or any of its subsidiaries and their Permitted Transferees (as defined in the Stockholders Agreement).

     2. Section 11(k) is amended by the addition of the following sentence to the end of such Section:

         "If the requirements of this Agreement otherwise have been met, new Stockholders may become parties to this Agreement by executing a counterpart to this Agreement at which time the Company shall revise Exhibits 1 and 2 as may be necessary or appropriate."

     3. Except as herein amended, the Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

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         IN WITNESS WHEREOF, each of the undersigned has signed this Amendment:


                                       JACKSON ACQUISITION CORP.


                                       By    /s/ Christopher T. Paule
                                         -------------------------------
                                         Name: Christopher T. Paule
                                         Title: Vice President


                                       STOCKHOLDERS:

                                             /s/ Robert H. Elkin
                                       ---------------------------------
                                       Robert H. Elkin

                                            /s/ Christopher T. Paule
                                      ---------------------------------
                                      Christopher T. Paule

                                             /s/ Allan A. Huning
                                       ---------------------------------
                                       Allan A. Huning

                                             /s/ Ronald C. Boeger
                                       ---------------------------------
                                       Ronald C. Boeger

                                             /s/ John L. Bortle
                                       ---------------------------------
                                       John L. Bortle

                                             /s/ Michael C. Taylor
                                       ---------------------------------
                                       Michael C. Taylor

                                             /s/ Robert J. Mills
                                       ---------------------------------
                                       Robert J. Mills

                                             /s/ John M. Pappas
                                       ---------------------------------
                                       John M. Pappas

                                             /s/ Darold G. Oltjenbruns
                                       ---------------------------------
                                       Darold G. Oltjenbruns

                                             /s/ Robert J. Sandner
                                       ---------------------------------
                                       Robert J. Sandner


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                                             /s/ Mark A. Kolmer
                                       ---------------------------------
                                       Mark A. Kolmer


                                       NEW STOCKHOLDER:


                                            /s/ John L. Garavaglia
                                       ---------------------------------
Date:  December 1, 1996                John L. Garavaglia



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